QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(b)

    Draft of November 13, 2001

AMENDMENT TO TRUST AGREEMENT

    AMENDMENT, dated as of September 15, 2001 (this "Amendment"), to the Amended and Restated Trust Agreement, dated as of September 8, 2000 (the "Trust Agreement"), between NMS Services (Cayman) Inc., a Cayman Islands corporation, in its capacity as Grantor and Certificateholder (the "Certificateholder") and Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under the Trust Agreement (the "Trustee").

W I T N E S S E T H

    WHEREAS, the parties have entered into the Trust Agreement; and

    WHEREAS, the parties wish to amend the Trust Agreement subject to the terms and conditions of this Amendment.

    NOW THEREFORE, the Certificateholder and the Trustee hereby agree as follows:

    1.  Defined Terms. Capitalized terms used but not defined herein have the meanings specified in the Trust Agreement.

    2.  Additional Shares. (a) Notwithstanding anything to the contrary in the Trust Agreement, the parties agree that the purchase of Additional Shares during the Additional Purchase Period in accordance with the Stock Purchase Agreement shall be treated as the purchase of Initial Shares during the Initial Period for all purposes under the Trust Agreement, including, without limitation, the definition of Securities Portfolio, Section 5.2(b)(i) and Section 9.2(a). As used herein, the terms "Additional Shares" and "Additional Purchase Period" have the meanings set forth in the Stock Purchase Agreement, as amended as of the date hereof.

  (b)
  Section 5.2(b)(iii) of the Trust Agreement is hereby amended by (i) inserting "or Additional Commission Cost" after "Monthly Commission Cost" and (ii) inserting "each" in the parenthetical before "as defined in."

    3.  Effect of the Amendment. Except as amended hereby, the Trust Agreement is ratified and confirmed and continues in full force and effect. All references to the Trust Agreement in the Trust Agreement or any document related thereto shall for all purposes constitute references to the Trust Agreement as amended hereby.

    4.  Miscellaneous. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto. No amendment in respect of this Amendment may be made except in accordance with Article VIII of the Trust Agreement. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

    9.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

    IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the day and year first above written.

NMS SERVICES (CAYMAN) INC., as Certificateholder
By:	/s/ WILLIAM C. CACCAMISE Name: William C. Caccamise Title: Authorized Signatory
WILMINGTON TRUST COMPANY, as Trustee of the MBG TRUST
By:	/s/ JEANNE M. OLLER Name: Jeanne M. Oller Title: Financial Services Officer

The Relevant Parties hereby consent to this Amendment as of the day and year first above written.

BANK OF AMERICA, N.A.
By:	/s/ WILLIAM C. CACCAMISE Name: William C. Caccamise Title: Authorized Signatory
MANDALAY RESORT GROUP
By:	/s/ GLENN SCHAEFFER Name: Glenn Schaeffer Title: President, Chief Financial Officer and Treasurer
BANC OF AMERICA SECURITIES LLC
By:	/s/ WILLIAM C. CACCAMISE Name: William C. Caccamise Title: Managing Director

QuickLinks

AMENDMENT TO TRUST AGREEMENT